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                                                                    EXHIBIT 10.1

January 4, 1999


NAME
ADDRESS_1
ADDRESS_2

Social Security/Account Number:  SSN


Dear Optionee:

We are pleased to notify you that the Board of Directors has granted to you today the following stock option(s) under the 1999 Long-Term Incentives Plan (the Plan):

    Date of Grant     Type of Grant     Number of Shares    Option Price
    -------------     -------------     ----------------    ------------
     GRANT DATE       NON-QUALIFIED     OPTIONS GRANTED        GRANT

These stock option(s) have been granted, and may be exercised only upon the terms and conditions of this Stock Option Agreement, subject in all respects to the provisions of the Plan, as it may be amended. The attached Stock Option Terms and Conditions are incorporated in and are part of this Stock Option Agreement.

This stock option grant is also subject to the condition that you sign and return one copy of the Mutual Agreement to Arbitrate Claims to:

                      Conexant Systems, Inc.
                      Office of the Secretary
                      4311 Jamboree Road
                      Newport Beach, California  92660-3095

These stock option(s) will be of no effect if the copy of the Mutual Agreement to Arbitrate Claims properly signed by you, is not received by the Office of the Secretary of Conexant on or before May 31, 1999, unless Conexant (in its sole discretion) elects in writing to extend that date.

A Stock Options Participant Booklet, including copies of the Plan and the Prospectus is enclosed. Please carefully read the enclosed documents and retain them for future reference.


                                           By: /s/ DENNIS E. O'REILLY
                                               --------------------------------
                                                   Dennis E. O'Reilly
                                                   Senior Vice President
                                                   General Counsel and Secretary
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                             CONEXANT SYSTEMS, INC.
                         1999 LONG-TERM INCENTIVES PLAN
                             STOCK OPTION AGREEMENT
                        STOCK OPTION TERMS AND CONDITIONS

1.  Definitions

    Capitalized terms used and not defined herein shall have the prespective meanings assigned to such terms in the Plan. As used in these Stock Option Terms and Conditions, the following words and phrases shall have the respective meanings ascribed to them below unless the context in which any of them is used clearly indicates a contrary meaning:

    (a) CHASEMELLON: ChaseMellon Shareholder Services, the Stock Option Administrator whom Conexant has engaged to administer and process all stock option exercises.

    (b) CONEXANT: Conexant Systems, Inc., a Delaware corporation.

    (c) IVR: Integrated Voice Response system that is used to facilitate all stock option transactions.

    (d) OPTIONS: The stock option or stock options listed in the first paragraph of the letter dated [Date] to which these Stock Option Terms and Conditions are attached and which together with these Stock Option Terms and Conditions constitutes the Stock Option Agreement.

    (e) OPTION SHARES: The shares of Conexant Common Stock issuable or transferable on exercise of the Options.

    (f) PLAN: Conexant's 1999 Long-Term Incentives Plan, as such Plan may be amended and in effect at the relevant time.

    (g) SHARES: Shares of Conexant Common Stock.

    (h) STOCK OPTION AGREEMENT: These Stock Option Terms and Conditions together with the letter dated [Date] to which they are attached.

2.  When Options May be Exercised

    The Options may be exercised, in whole or in part (but only for a whole number of shares) and at one time or from time to time, as follows:

                                                  Beginning      Ending
                                                  ---------      ------
               25% of the Option Shares            [Date]        [Date]
               25% of the Option Shares            [Date]        [Date]
               25% of the Option Shares            [Date]        [Date]
               25% of the Option Shares            [Date]        [Date]



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    All vesting increments are rounded to the nearest whole number of Option
    Shares and vest only during the period indicated above, provided that:

    (a) if you die while an employee of the Corporation, your estate, or any person who acquires the Options by bequest or inheritance, may exercise all the Options not theretofore exercised within (and only within) the period beginning on your date of death (even if you die before you have become entitled to exercise all or any part of the Options) and ending three years thereafter;

    (b) if your employment by the Corporation terminates other than by death, then:

        (i) if your employment by the Corporation is terminated for Cause, the Options shall expire forthwith upon your termination and may not be exercised thereafter;

        (ii) if your employment by the Corporation terminates for any reason (including Retirement or Disability) not specified in subparagraph
             (a) or in clause (i) of this subparagraph (b), you (or if you die after your termination date, your estate or any person who acquires the Options by bequest or inheritance) may thereafter exercise the Options within (and only within) the period ending three months after your termination date but only to the extent they were exercisable on your termination date it being understood that neither (i) your transfer from Conexant to a Subsidiary or affiliate of Conexant, whether or not incorporated, or vice versa, or from one Subsidiary or affiliate of the Corporation to another, nor (ii) a leave of absence duly authorized in writing by Conexant, shall be deemed a termination of employment); and

    (c) in the event a Change of Control shall occur, then all the Options shall forthwith become fully exercisable whether or not otherwise then exercisable.

    The Committee may, in its discretion, extend the period during which Options may be exercised beyond the period set forth in subparagraphs (a) and
    (b)(ii) above, but in no event shall the provisions of the foregoing subparagraphs (a) through (c) extend to a date after [ten years after Grant Date] the period during which the Options may be exercised.

3.  Exercise Procedure

    (a) To exercise all or any part of the Options, you (or after your death, your estate or any person who has acquired the Options by bequest or inheritance) must contact the administrator, ChaseMellon, by using the IVR system as follows:

        (i) contact ChaseMellon using a touch-tone phone and follow the instructions provided (or contact ChaseMellon using a rotary phone and speak to a Customer Service Representative);


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        (ii)  confirm the Option transaction through the IVR system by receiving a confirmation number;

        (iii) at any time you may speak to a Customer Service Representative for assistance;

        (iv) full payment of the exercise price for the Option Shares to be purchased on exercise of the Options may be made by:

              o check; or

              o in Shares; or

              o in a combination of check and Shares; and

        (v) in the case of an exercise of the Options by any person other than you seeking to exercise the Options, such documents as ChaseMellon or the Secretary of Conexant shall require to establish to their satisfaction that the person seeking to exercise the Options is entitled to do so.

    (b) An exercise of the whole or any part of the Options shall be effective:

        (i) if you elect (or after your death, the person entitled to exercise the Options elects) to pay the exercise price for the Option Shares entirely by check, (i) upon confirmation of your transaction by using the IVR system and full payment of the exercise price and withholding taxes (if applicable) are received by ChaseMellon within five business days following the confirmation; and (ii) receipt of any documents required pursuant to Section 3(a)(v); and

        (ii) if you elect (or after your death, the person entitled to exercise the Options elects) to pay the exercise price of the Option Shares in Shares or in a combination of Shares and check, (i) upon confirmation of your transaction by using the IVR system and full payment of the exercise price (as defined in Section 3(d)(i)) and withholding taxes (if applicable) are received by ChaseMellon within five business days following the confirmation; and (ii) receipt of any documents required pursuant to Section 3(a)(v).


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    (c) If you choose (or after your death, the person entitled to exercise the
        Options chooses) to pay the exercise price for the Option Shares to be purchased on exercise of any of the Options entirely by check, payment must be made by:

        o delivering to ChaseMellon a check in the full amount of the exercise price for those Option Shares; or

        o arranging with a stockbroker, bank or other financial institution to deliver to ChaseMellon full payment, by check or (if prior arrangements are made with ChaseMellon) by wire transfer, of the exercise price of those Option Shares.

        In either event, in accordance with Section 3(e), full payment of the exercise price for the Option Shares purchased must be made within five business days after the exercise has been conducted and confirmed through the IVR system.

    (d) (i) If you choose (or after your death, the person entitled to exercise the Options chooses) to use already-owned Shares to pay all or part of the exercise price for the Option Shares to be purchased on exercise of any of the Options, you (or after your death, the person entitled to exercise the Options) must deliver to ChaseMellon one or more certificates (and executed stock powers), or authorize the book-entry transfer to Conexant of shares, representing:

             o at least the number of Shares whose value, based on the closing price of Common Stock of Conexant on the NASDAQ reporting system on the day you have exercised your Options through the IVR system, equals the exercise price for those Option Shares; or

             o any lesser number of Shares you desire (or after your death, the person entitled to exercise the Options desires) to use to pay the exercise price for those Option Shares and a check in the amount of such exercise price less the value of the Shares delivered, based on the closing price of Common Stock of Conexant on the NASDAQ reporting system on the day you have exercised your Options through the IVR system.

        (ii) ChaseMellon will advise you (or any other person who, being entitled to do so, exercises the Options) of the exact number of Shares, valued in accordance with Section 4 of the Plan at the closing price on the NASDAQ reporting system on the effective date of exercise under Section 3(b)(ii), and any funds required to pay in full the exercise price for the Option Shares purchased. In accordance with Section 3(e), you (or such other person) must pay, by check, in Shares or in a combination of check and Shares, any balance required to pay in full the exercise price of the Option Shares purchased within five business days following the effective date of such exercise of the Options under Section 3(b)(ii).


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        (iii) Notwithstanding any other provision of this Stock Option
              Agreement, the Secretary of Conexant may limit the number, frequency or volume of successive exercises of any of the Options in which payment is made, in whole or in part, by delivery of Shares pursuant to this subparagraph (d) to prevent unreasonable pyramiding of such exercises.

    (e) An exercise conducted and confirmed through the IVR system, whether or not full payment of the exercise price for the Option Shares is received by ChaseMellon, shall constitute a binding contractual obligation by you (or the other person entitled to exercise the Options) to proceed with and complete that exercise of the Options (but only so long as you continue, or the other person entitled to exercise the Options continues, to be entitled to exercise the Options on that date). By your acceptance of this Stock Option Agreement, you agree (for yourself and on behalf of any other person who becomes entitled to exercise the Options) to deliver or cause to be delivered to ChaseMellon any balance of the exercise price for the Option Shares to be purchased upon the exercise pursuant to the transaction conducted through the IVR system required to pay in full the exercise price for those Option Shares, that payment being by check, wire transfer, in Shares or in a combination of check and Shares, on or before the later of the fifth business day after the date on which you confirm the transaction through the IVR system. If such payment is not made, you (for yourself and on behalf of any other person who becomes entitled to exercise the Options) authorize the Corporation, in its discretion, to set off against salary payments or other amounts due or which may become due you (or the other person entitled to exercise the Options) any balance of the exercise price for those Option Shares remaining unpaid thereafter.

    (f) A book-entry statement representing the number of Option Shares purchased will be issued as soon as practicable (i) after ChaseMellon has received full payment therefor or (ii) at Conexant's or ChaseMellon's election in their sole discretion, after Conexant or ChaseMellon has received (x) full payment of the exercise price of those Option Shares and (y) any reimbursement in respect of withholding taxes due pursuant to Section 5.

4.  Transferability

    The Options are not transferable by you otherwise than by will or by the laws of descent and distribution. During your lifetime, only you are entitled to exercise the Options.

5.  Withholding

    Conexant or ChaseMellon shall have the right, in connection with the exercise of the Options in whole or in part, to deduct from any payment to be made by Conexant or ChaseMellon under the Plan an amount equal to the taxes required to be withheld by law with respect to such exercise or to require you (or any other person entitled to exercise the Options) to pay to it an amount sufficient to provide for any such taxes so required to be withheld. By your acceptance of this Stock Option Agreement, you agree (for yourself and on behalf of any other person who becomes entitled to exercise the Options) that if


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    Conexant or ChaseMellon elects to require you (or such other person) to remit an amount sufficient to pay such withholding taxes, you (or such other person) must remit that amount within five business days after the confirmation of the Option exercise (Section 3(a)(ii)). If such payment is not made, Conexant, in its discretion, shall have the same right of set-off with respect to payment of the withholding taxes in connection with the exercise of the Option as provided under Section 3(e) with respect to payment of the exercise price.

6.  Rights as Shareowner

    You will not have any rights as a shareowner with respect to any Option Shares unless and until you become the holder of such Option Shares on the books and records of Conexant.

7.  Headings

    The section headings contained in these Stock Option Terms and Conditions are solely for the purpose of reference, are not part of the agreement of the parties and shall in no way affect the meaning or interpretation of this Stock Option Agreement.

8.  References

    All references in these Stock Option Terms and Conditions to Sections, paragraphs, subparagraphs or clauses shall be deemed to be references to Sections, paragraphs, subparagraphs and clauses of these Stock Option Terms and Conditions unless otherwise specifically provided.

9.  Entire Agreement

    This Stock Option Agreement and the Plan embody the entire agreement and understanding between Conexant and you with respect to the Options, and there are no representations, promises, covenants, agreements or understandings with respect to the Options other than those expressly set forth in this Stock Option Agreement and the Plan.

10. Applicable Laws and Regulations

    This Stock Option Agreement and Conexant's obligation to issue Option Shares hereunder are governed by the laws of California and the Federal law of the United States.


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